Exhibit 10.6(j)

Revised Specimen

HORACE MANN EDUCATORS CORPORATION

2002 INCENTIVE COMPENSATION PLAN

Employees’ Restricted Stock Units — Deferral Election Form

An Employee may use this form to elect to defer all or a portion of the Restricted Stock Units (“Units”) that may be granted to the Employee in 20     under the 2002 Incentive Compensation Plan or any successor plan (the “Plan”) of Horace Mann Educators Corporation (the “Company”). If you elect deferral, your 20     Units which are converted into phantom stock units will be settled in accordance with your elections and other terms set out below. This includes any additional phantom stock units resulting from dividend equivalents on the phantom stock units covered by your elections. Deferrals are subject to all terms of the Plan, the Restricted Stock Units Agreement, and any procedures adopted by the Company’s Compensation Committee hereunder (collectively, the “Governing Documents”), which terms are incorporated herein by reference. In the event of your death, your account will be paid to your designated beneficiary in a single lump sum payment.

NOTE: If you fail to timely return this Deferral Election Form, you will be deemed to have elected not to defer any portion of Units that may be granted to you in 20    . Your prior year’s election will not carry over.

1.	Name:

2.	I elect to defer % of the Units, if any, that may be granted to me by the Company in 20 . I understand that my deferral election must be made on or before December 31, 20 and, once made, is irrevocable.

3.	Event that will trigger distribution and settlement of phantom stock units for Units grants in [Year] and related dividend equivalents (unless previously forfeited or settled under another controlling provision of the Plan) (select only one):

	☐	At fixed date of , 20 .

	☐	Upon attainment of age .

	☐	Upon termination of my service as an Employee for any reason.

4.	Form of distribution and settlement of Units (select only one):

	☐	Lump sum distribution of shares.

	☐	Annual installments of shares over a fixed period of years (not exceeding five), commencing within 90 days of the selected distribution date, with subsequent installments within 90 days of each following January 31.

The undersigned hereby elects to defer the specified Units in accordance with the Governing Documents and the elections set forth above. The undersigned acknowledges that this election is irrevocable with respect to the Units covered by this Form.

Dated this              day of                     , 20    .

Director Signature:

You must return this form on or before , 20 , to:	Kimila Daniels 1 Horace Mann Plaza Springfield, IL 62715 Phone 217-788-5723 Fax 217-788-5137